SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 2, 2004

RESOLUTION PERFORMANCE PRODUCTS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-57170	76-0607613

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RPP CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-57170-01	76-0660306

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Smith Street, Suite 2400
Houston, Texas 77002
(Address of principal executive
offices including Zip Code)

(888) 949-2502

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

(a)	During the second quarter of 2004, Resolution Performance Products LLC (the “Company”) entered into a management services agreement with Resolution Specialty Materials LLC (“RSM”), which is an affiliate of Apollo Management IV, L.P. (“Apollo”), the Company’s equity sponsor. The management services agreement was executed on May 27, 2004 but did not become effective until the closing of the acquisition by RSM, of certain businesses and product lines in Eastman Chemical Company’s coatings, adhesives, specialty polymers and inks segment. The closing of such acquisition by RSM occurred on August 2, 2004. Pursuant to the management services agreement, the Company has agreed to provide to RSM, for a fee, certain outsourcing services, including monitoring of services under a transition services agreement, human resources, environment, health and safety, financial and treasury, information technology, legal, intellectual property, sales/service, purchasing, logistics and any negotiated additional services or projects.

(b)	Effective upon the closing of the acquisition by RSM, Jeff M. Nodland, the Company’s President and Chief Operating Officer, has resigned from his positions with the Company and became President of RSM.

(c)	Effective July 23, 2004, Hanna M. Lukosavich resigned from her position as the Company’s Vice President and Chief Information Officer to pursue other opportunities. The Company is actively engaged in the process of conducting an executive search for a new Chief Information Officer.

Item 7. Financial Statements and Exhibits.

(b)	Exhibits

Exhibit No.	Document
99.1	Press Release dated August 2, 2004.

Item 12. Results of Operations and Financial Condition.

On August 2, 2004, the Registrants issued a press release announcing earning results for the quarter ended June 30, 2004, which is furnished herewith as Exhibit 99.1. A reconciliation of non-GAAP measures to GAAP financials measures is included in the press release.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTION PERFORMANCE PRODUCTS LLC (Registrant)
Dated: August 2, 2004	By:	/s/ David S. Graziosi
		Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPP CAPITAL CORPORATION (Registrant)
Dated: August 2, 2004	By:	/s/ David S. Graziosi
		Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 2, 2004.